EXHIBIT 10.18

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of May 31, 2015 and effective as of December 24, 2015 (the "Effective Date"), by and between ARTEC GLOBAL MEDIA, INC., a corporation incorporated under the laws of the State of Nevada (the "Company"), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the "Buyer").

WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, a senior secured convertible, redeemable debenture in the principal amount of One Hundred Thousand and No/100 United States Dollars ($100,000) ( in the form attached hereto as Exhibit A, the "Debenture") for the total purchase price of One Hundred Thousand and No/100 United States Dollars ($100,000) (the "Purchase Price") on the date hereof (the "Closing");

WHEREAS, the Company has agreed to secure all of the Company's Obligations to Buyer under the Debenture, the Fee Debenture (as defined below), this Agreement and all other Transaction Documents by granting to the Buyer an unconditional and continuing security interest in all of the assets and properties of the Company, whether now existing or hereafter acquired, pursuant to that certain Security Agreement, dated as of the date hereof (in the form attached hereto as Exhibit B, the "Security Agreement");

NOW, THEREFORE, in consideration of the promises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and

Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

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ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1 "Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control," "controlling," "controlled" and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.2 "Assets" means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3 "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

2.4 "Claims" means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.5 "Common Stock" means the common stock of the Company, par value $0.001 per share.

2.6 "Compliance Certificate" means that certain compliance certificate executed by an officer of the Company in the form attached hereto as Exhibit C.

2.7 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.8 "Contract" means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.9 "Collateral" shall have the meaning given to it in the Security Agreement.

2.10 "Debenture" shall have the meaning given to it in the recitals hereof.

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2.11 "Effective Date" means the date so defined in the introductory paragraph of this Agreement.

2.12 "Encumbrance" means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.13 "Environmental Requirements" means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.14 "Fee Debenture(s)" shall mean those three (3) certain convertible debentures, or any replacement, substitution or amended and restated form thereof, each in the principal amount of Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 United States Dollars (US$33,333.33), made by the Company in favor of the Buyer, the form of which is attached hereto as Exhibit D.

2.15 "GAAP" means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.16 "Governmental Authority" means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.17 "Hazardous Materials" means: (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.18 "Irrevocable Transfer Agent Instructions" shall mean the Irrevocable Transfer Agent Instructions to be entered into by and among the Buyer, the Company and the Company's transfer agent, in the form attached hereto as Exhibit E.

2.19 "Judgment" means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.20 "Law" means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

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2.21 "Leases" means all leases for real or personal property.

2.22 "Material Adverse Effect" shall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, prospects, properties, financial condition or results of operations of the Company; (ii) a material impairment of the ability of the Company to perform any of its Obligations under any of the Transaction Documents; or (iii) a material adverse effect on: (A) any material portion of the "Collateral" (as such term is defined in the Security Agreement); (B) the legality, validity, binding effect or enforceability against the Company of any of the Transaction Documents; (C) the perfection or priority of any Encumbrance granted to Buyer under any Transaction Documents; (D) the rights or remedies of the Buyer under any of the Transaction Documents; or (E) a material adverse effect or impairment on the Buyer's ability to sell the shares of the Company's Common Stock issuable to Buyer under any Transaction Documents without limitation or restriction. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Buyer, in its sole, but reasonably exercised, discretion.

2.23 "Material Contract" shall mean any Contract to which the Company is a party or by which the Company or any of its Assets are bound and which: (i) must be disclosed to any Governmental Authority or any other laws, rules or regulations of any Governmental Authority; (ii) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from the Company; (iii) involves delivery, purchase, licensing or provision, by or to the Company, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Twenty-Five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of the Company's business as now conducted and as contemplated to be conducted in the future; (iii) involves a Company Lease; (iv) imposes any guaranty, surety or indemnification obligations on the Company; or (v) prohibits the Company from engaging in any business or competing anywhere in the world.

2.24 "Obligation" means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this Agreement, the Debenture, the Fee Debentures or any other Transaction Documents, or any other agreement between the Company and the Buyer, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

2.25 "Ordinary Course of Business" means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.26 "OTC Markets" means the OTC Markets Group, Inc.

2.27 "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.28 "Person" means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.29 "Principal Trading Market" shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the so-called OTC Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

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2.30 "Proceeding" means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.31 "Real Property" means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.32 "Rule 144" shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto).

2.33 "SEC" shall mean the United States Securities and Exchange Commission.

2.34 "Securities" means, collectively, the Debenture, the Fee Debentures, and any additional shares of Common Stock issuable in connection with a conversion of the Debenture or the Fee Debentures, or the terms of this Agreement or any other Transaction Documents.

2.35 "Securities Act" shall mean the Securities Act of 1933, as amended.

2.36 "Security Agreement" shall have the meaning given to it in the recitals hereof.

2.37 "Tax" means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.38 "Tax Return" means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.39 "Transaction Documents" means this Agreement any and all documents or instruments executed or to be executed by the Company in connection with this Agreement, including the Debenture, the Security Agreement, the Fee Debentures, the Use of Proceeds Confirmation, the Irrevocable Transfer Agent Instructions, the and the Validity Guaranties, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.40 "Use of Proceeds Confirmation" means that certain use of proceeds confirmation executed by an officer of the Company in the form attached hereto as Exhibit F.

2.41 "Validity Guaranties" shall mean those certain validity guaranties executed by such officers and directors of the Company as the Buyer shall require, in the Buyer's sole discretion, the form of which is attached hereto as Exhibit G.

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ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words "Article" or "Section" refer to the respective Articles and Sections of this Agreement, and references to "Exhibit" or "Schedule" refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a "party" mean a party to this Agreement and include references to such party's permitted successors and permitted assigns; (iv) references to a "third party" mean a Person not a party to this Agreement; (v) references to the words "share" or "shareholder", if in reference to the Company, shall refer to "units" or "unitholder" respectively and (v) the terms "dollars" and "$" means U.S. dollars; (vi) wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation".

ARTICLE IV

PURCHASE AND SALE OF DEBENTURE

4.1 Purchase and Sale of Debenture. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, at the Closing, and Company agrees to sell and issue to Buyer, at the Closing, a Debenture in the amount of the Purchase Price.

4.2 Closing Date. The Closing of the purchase and sale of the Debenture shall be for One Hundred Thousand and No/100 United States Dollars ($100,000), and shall take place on the Effective Date, subject to satisfaction of the conditions set forth in this Agreement (the "Closing Date"). The Closing shall occur on the Closing Date through the use of overnight mails and subject to customary escrow instructions from Buyer and its counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

4.3 Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date: (i) the Buyer shall deliver to the Company, to a Company account designated by the Company, the Purchase Price for the Debenture to be issued and sold to Buyer at Closing, minus the fees to be paid directly from the proceeds of the Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars; and (ii) the Company shall deliver to Buyer the Securities which Buyer is purchasing hereunder at the Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

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ARTICLE V

BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to the Company, that:

5.1 Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

5.2 Accredited Buyer Status. Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

5.3 Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

5.4 Information. Buyer and its advisors, if any, have been furnished with all materials they have requested relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any materials provided to Buyer, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer's right to fully rely on the Company's representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5 No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Buyer to purchase the Securities, the Company makes the following representations and warranties to Buyer, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement, and which shall survive the execution and delivery of this Agreement:

6.1 Subsidiaries. A list of all of the Company's Subsidiaries is set forth in Schedule

6.1 hereto.

6.2 Organization. The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Company has the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal name of the Company is as set forth in the preamble to this Agreement, and the Company does not currently conduct, nor has the Company, during the last five (5) years conducted, business under any other name or trade name, except for Artec Consulting Corp.

6.3 Authority and Approval of Agreement; Binding Effect. The execution and delivery by Company of this Agreement and the Transaction Documents, and the performance by Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Company and its board of directors pursuant to all applicable Laws and no other action or Consent on the part of Company, its board of directors, shareholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company's Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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6.4 Capitalization. The authorized capital stock of the Company consists of seven hundred fifty million (750,000,000) shares of Common Stock, of which 10,255,626 shares of Common Stock are issued and outstanding as of September 10, 2015, and ten million (10,000,000) shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the Effective Date, no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by the Company. The Common Stock is currently quoted on the OTC Markets under the trading symbol "ACTL". The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. Except as set forth in Schedule 6.4 attached hereto and except for the Securities to be issued pursuant to this Agreement, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has furnished to the Buyer true, complete and correct copies of: (I) the Company's Articles of Incorporation, as amended and as in effect on the date hereof; and (II) the Company's Bylaws, as in effect on the date hereof (together, the "Organizational Documents"). Except for the Organizational Documents or as disclosed in the Public Documents, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company.

6.5 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Organizational Documents of the Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company's Assets. The Company is not in violation of its Organizational Documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. The businesses of the Company are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

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6.6 Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.

6.7 Financial Statements. The Company has delivered to the Buyer an unaudited consolidated Balance Sheet and Statement of Income for fiscal year ending January 31, 2015, and an unaudited consolidated Balance Sheet and Statement of Income as of and for the three month and six month periods ended July 31, 2015 (collectively, together with any financial statements filed by the Company with the SEC, any Principal Trading Market, or any other Governmental Authority, if applicable, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly and accurately present in all material respects the consolidated financial position of the Company and its Subsidiaries, if applicable, as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the best knowledge of the Company, no other information provided by or on behalf of the Company and its Subsidiaries, if applicable, to the Buyer, either as a disclosure schedule to this Agreement, or otherwise in connection with Buyer's due diligence investigation of the Company and its Subsidiaries, if applicable, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.8 Public Documents. The Common Stock of the Company is registered pursuant to Section 12 of the Exchange Act and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, the OTC Markets, or any other Governmental Authority, as applicable (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "Public Documents"). The Company is current with its filing obligations with the SEC, the OTC Markets, or any other Governmental Authority, as applicable, and all Public Documents have been filed on a timely basis by the Company. The Company represents and warrants that true and complete copies of the Public Documents are available on the SEC website or the OTC Markets website, as applicable (www.sec.gov, or www.otcmarkets.com) at no charge to Buyer, and Buyer acknowledges that it may retrieve all Public Documents from such websites and Buyer's access to such Public Documents through such website shall constitute delivery of the Public Documents to Buyer; provided, however, that if Buyer is unable to obtain any of such Public Documents from such websites at no charge, as result of such websites not being available or any other reason beyond Buyer's control, then upon request from Buyer, the Company shall deliver to Buyer true and complete copies of such Public Documents. The Company shall also deliver to Buyer true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the requirements of the OTC Markets that have been prepared but not filed with the OTC Markets as of the date hereof. None of the Public Documents, at the time they were filed with the SEC, the OTC Markets, or other Governmental Authority, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Public Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the Public Documents). As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the Public Documents complied in all material respects with applicable accounting requirements and any published rules and regulations of the SEC and OTC Markets with respect thereto.

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6.9 Absence of Certain Changes. Since the date of the most recent of the Financial Statements, none of the following have occurred:

(a) There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b) Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Company other than in the Company's Ordinary Course of Business.

6.10 Absence of Litigation or Adverse Matters. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Encumbrances granted to the Buyer under the Transaction Documents; (ii) could adversely affect the ability of the Company to perform its Obligations under the Transaction Documents; (iii) would constitute a default under any of the Transaction Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect. In addition: (vi) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company's knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (vii) there is no outstanding Judgments against or affecting the Company, its business or Assets; (viii) the Company is not in breach or violation of any Contract; and (ix) the Company has not received any material complaint from any customer, supplier, vendor or employee.

6.11 Liabilities and Indebtedness of the Company. The Company does not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements and/or Schedule 6.4 attached hereto; or (iii) Obligations incurred in the Ordinary Course of Business since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

6.12 Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Company's Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.13 Real Estate.

(a) Real Property Ownership. Except for the Company Leases and as set forth on Schedule 6.13, the Company does not own any Real Property.

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(b) Real Property Leases. Except for ordinary office Leases disclosed to the Buyer in writing prior to the date hereof (the "Company Leases"), the Company does not lease any other Real Property. With respect to each of the Company Leases: (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results. The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed. The Company has delivered to the Buyer true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

6.14 Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyer, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by Company which, if accepted, would create a Material Contract with Company. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of the Company and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which , through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.15 Compliance with Laws. To the knowledge of the Company and its officers, the Company is and at all times has been in full compliance with all Laws. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.16 Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

6.17 Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company's employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

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6.18 Employee Benefit Plans. Except as disclosed to the Buyer in writing prior to the date hereof, the Company does not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate (collectively, the "Employee BenefitPlans"). To the Company's knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Company's knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.19 Tax Matters. The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

6.20 Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

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6.21 Permits. The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in full compliance with the respective requirements of all such Permits.

6.22 Bank Accounts; Business Location.Schedule 6.22 sets forth, with respect to each account of the Company with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Company has no office or place of business other than as identified on Schedule 6.22 and the Company's principal places of business and chief executive offices are indicated on Schedule 6.22. All books and records of the Company and other material Assets of the Company are held or located at the principal offices of the Company indicated on Schedule 6.22.

6.23 Environmental Laws. Except as are used in such amounts as are customary in the Company's Ordinary Course of Business and in compliance with all applicable Environmental Laws, the Company represents and warrants to Buyer that: (i) the Company has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Company (whether or not owned by the Company) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Company comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, Claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the Company's knowledge, threatened; and (iv) the Company does not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

6.24 Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.25 Related Party Transactions. Except for arm's length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company's capital stock (each a "Material Shareholder"), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

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6.26 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.27 Acknowledgment Regarding Buyer's Purchase of the Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer's purchase of the Securities. The Company further represents to Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.28 Seniority. No indebtedness or other equity or security of the Company is senior to the Debenture or the Fee Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

6.29 Brokerage Fees. There is no Person acting on behalf of the Company who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.30 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Securities.

6.31 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of such securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

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6.32 Private Placement. No registration under the Securities Act or the laws, rules or regulation of any other governmental authority is required for the issuance of the Securities.

6.33 Full Disclosure. All the representations and warranties made by Company herein or in the Schedules hereto, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Buyer in connection with or in furtherance of this Agreement or pertaining to the transaction contemplated herein, whether made or given by Company, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII

COVENANTS

7.1 Negative Covenants.

(a) Indebtedness. So long as Buyer owns, legally or beneficially, any of the Debenture or the Fee Debentures, the Company shall not, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any Obligation of any other Person, except for: (i) the Debenture; (ii) the Fee Debentures; (iii) other Obligations owed or otherwise due to Buyer; (iv) Obligations disclosed in the financial statements provided to the Buyer as of the Effective Date; and (v) Obligations for accounts payable, other than for money borrowed, incurred in the Company's Ordinary Course of Business; provided that, any management or similar fees payable by the Company shall be fully subordinated in right of payment to the prior payment in full of the Debenture and the Fee Debentures.

(b) Encumbrances. So long as Buyer owns, legally or beneficially, any of the Debenture, the Company shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of the Company, whether owned at the date hereof or hereafter acquired, other than an Encumbrance granted to Buyer.

(c) Investments. So long as Buyer owns, legally or beneficially, any of the Debenture or the Fee Debentures, the Company shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person, except following: (i) investments in direct obligations of the United States or any state in the United States; (ii) trade credit extended by the Company in the Company's Ordinary Course of Business; (iii) investments existing on the Effective Date and set forth in the financial statements provided to the Buyer; (iv) capital expenditures first approved by the Buyer in writing, which approval shall not be unreasonably withheld; and (v) any other investment that is permitted by the Buyer in writing in advance.

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(d) Issuances. So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debentures, the Company shall not, either directly or indirectly, issue any equity, debt or convertible or derivative instruments or securities whatsoever, except upon obtaining Buyer's prior written consent, which consent may be withheld in Buyer's sole discretion; provided, however, notwithstanding anything to the contrary, the Company shall be permitted to issue and distribute additional capital stock and other securities without the consent of the Buyer if such issuance and/or distribution does not result in a Change of Control.

(e) Transfer; Merger. So long as Buyer owns, legally or beneficially, any of the Debenture or the Fee Debentures, the Company shall not, either directly or indirectly, permit or enter into any transaction involving a "Change of Control" (as hereinafter defined), or any other merger, consolidation, sale, transfer, license, Lease, Encumbrance or other disposition of all or substantially all of its properties or business or all or substantially all of its Assets, except for the sale, lease or licensing of property or Assets of the Company in the Company's Ordinary Course of Business. For purposes of this Agreement, the term "Change of Control" shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Company which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Company, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company.

(f) Distributions; Restricted Payments; Change in Management. So long as Buyer owns, legally or beneficially, any of the Debenture or the Fee Debentures, the Company shall not, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any distribution to its shareholders, make any distribution of its property or Assets or make any loans, advances or extensions of credit to, or investments in, any Person, including, without limitation, any Affiliates of the Company, or the Company's officers, directors, employees or Material Shareholder; (iv) pay any outstanding indebtedness of the Company, except for indebtedness and other Obligations permitted hereunder (and any other indebtedness to Buyer); (v) increase the annual salary paid to any officers or directors of the Company as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Buyer; or (vi) add, replace, remove, or otherwise change any officers or other senior management positions of the Company from the officers and other senior management positions existing as of the Effective Date, unless first approved by Buyer in writing, which approval may be granted or withheld or conditioned by Buyer in its sole and absolute discretion. The Company shall not pay any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby

(g) Use of Proceeds. The Company shall not use any portion of the proceeds of the Debenture, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any indebtedness or other Obligations of the Company; (ii) to pay any Taxes of any nature or kind that may be due by the Company; or (iii) to pay any Obligations of any nature or kind due or owing to any officers, directors, employees, or Material Shareholders of the Company, other than salaries payable in the Company's Ordinary Course of Business. The Company covenants and agrees to only use any portion of the proceeds of the purchase and sale of the Debenture for the purposes set forth in the Use of Proceeds Confirmation to be executed by the Company on the Effective Date, unless the Company obtains the prior written consent of the Buyer to use such proceeds for any other purpose, which consent may be granted or withheld or conditioned by Buyer in its sole and absolute discretion.

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(h) Business Activities; Change of Legal Status and Organizational Documents. The Company shall not: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its name, organizational identification number (if applicable), its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Organizational Documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

(i) Transactions with Affiliates. The Company shall not enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in the Company's Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to the Company than it would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Company.

(j) Bank Accounts. The Company shall not maintain any bank, deposit, credit card payment processing accounts, or other accounts with any financial institution, or any other Person, other than the Company's accounts listed in the attached Schedule 6.22. Specifically, the Company may not change, modify, close or otherwise affect any of the accounts listed in Schedule 6.22 without Buyer's prior written approval, which approval may be withheld or conditioned in Buyer's sole and absolute discretion.

7.2 Affirmative Covenants.

(a) Corporate Existence. The Company shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company is presently conducting.

(b) Tax Liabilities. The Company shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company or any of its properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(c) Notice of Proceedings. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority or otherwise affecting the Company or any of its Assets.

(d) Material Adverse Effect. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

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(e) Notice of Default. The Company shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any "Event of Default" (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

(f) Maintain Property. The Company shall at all times maintain, preserve and keep all of its Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Company shall permit Buyer to examine and inspect such Assets at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default hereunder or under any Transaction Documents, the Buyer shall, at the Company's expense, have the right to make additional inspections without providing advance notice.

(g) Maintain Insurance. The Company shall at all times insure and keep insured with insurance companies acceptable to Buyer, all insurable property owned by the Company which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers', public and professional liability risks. Prior to the Effective Date, the Company shall deliver to the Buyer a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Buyer in relation to the amount and term of the Debenture and the Fee Debentures and type and value of the Assets of the Company, shall identify Buyer as sole/lender's loss payee and as an additional insured. In the event the Company fails to provide Buyer with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyer, without waiving or releasing any obligation or default by the Company hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Buyer deems advisable. This insurance coverage: (i) may, but need not, protect the Company's interest in such property; and (ii) may not pay any claim made by, or against, the Company in connection with such property. The Company may later request that the Buyer cancel any such insurance purchased by Buyer, but only after providing Buyer with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Buyer, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Company to Buyer, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyer in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Company may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyer in connection with the placement of such insurance may be added to the total Obligations due and owing by the Company hereunder and under the Debenture and the Fee Debentures to the extent not paid by the Company.

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(h) ERISA Liabilities; Employee Plans. The Company shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Company; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Buyer immediately upon receipt by the Company of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Buyer of the occurrence of any "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

(i) Reporting Status; Listing. So long as Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any shares of Common Stock issuable to Buyer under any of the Transaction Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, any shares of Common Stock issuable to Buyer under any of the Transaction Documents) on the Principal Trading Market, and the Company shall comply in all respects with the Company's reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

(j) Rule 144. With a view to making available to Buyer the benefits of Rule 144 under the Securities Act ("Rule 144"), or any similar rule or regulation of the SEC that may at any time permit Buyer to sell shares of Common Stock issuable to Buyer under any Transaction Documents to the public without registration, the Company represents and warrants that:

(i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Company was required to file such reports); and (iii) the Company is not currently an issuer defined as a "Shell Company" (as hereinafter defined). For the purposes hereof, the term "Shell Company" shall mean an issuer that meets such a description as defined under Rule 144. In addition, so long as Buyer owns, legally or beneficially, any securities of the Company, the Company shall, at its sole expense:

(ii) Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

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(iii) furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Buyer to permit the Buyer to sell any of the shares of Common Stock acquired hereunder or under any other Transaction Documents pursuant to Rule 144 without limitation or restriction; and

(iv) promptly at the request of Buyer, give the Company's transfer agent (the "Transfer Agent") instructions to the effect that, upon the Transfer Agent's receipt from Buyer of a certificate (a "Rule 144 Certificate") certifying that Buyer's holding period (as determined in accordance with the provisions of Rule 144) for any portion of the shares of Common Stock issuable under any Transaction Document which Buyer proposes to sell (or any portion of such shares which Buyer is not presently selling, but for which Buyer desires to remove any restrictive legends applicable thereto) (the "Securities Being Sold") is not less than six (6) months, and receipt by the Transfer Agent of the "Rule 144 Opinion" (as hereinafter defined) from the Company or its counsel (or from Buyer and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Buyer or transferee(s) thereof one or more stock certificates representing the transferred (or re- issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records. In this regard, upon Buyer's request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the "Rule 144 Opinion"). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re- issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, all at the Company's expense. Any and all fees, charges or expenses, including, without limitation, attorneys' fees and costs, incurred by Buyer in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Buyer, shall be paid by the Company, and if not paid by the Company, the Buyer may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Company to Buyer immediately upon demand therefor, and all such amounts shall be additional Obligations of the company to Buyer secured under the Transaction Documents. In the event that the Company and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Company's failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance)of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof shall be an immediate Event of Default under this Agreement and all other Transaction Documents; and (B) the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, transfer or re-issue any such Securities Being Sold as instructed by Buyer and its counsel.

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(k) Matters With Respect to Securities.

(i) Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Debenture and the Fee Debentures, Buyer has the right, at its discretion following an Event of Default, to convert amounts due under the Debenture and the Fee Debentures into Common Stock in accordance with the terms of the Debenture and the Fee Debentures. In the event, for any reason, the Company fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Debenture or the Fee Debentures (the "Conversion Shares") to Buyer in connection with the exercise by Buyer of any of its conversion rights under the Debenture and the Fee Debentures, then the parties hereto acknowledge that Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a "Conversion Notice" (as defined in the Debenture and the Fee Debentures) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Debenture and the Fee Debentures, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Buyer at the address specified in the Conversion Notice, a certificate of the Common Stock of the Company, registered in the name of Buyer or its nominee, for the number of Conversion Shares to which Buyer shall be then entitled under the Debenture and the Fee Debentures, as set forth in the Conversion Notice.

(ii) Removal of Restrictive Legends. In the event that Buyer has any shares of the Company's Common Stock bearing any restrictive legends, and Buyer, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by Buyer, and surrender to a common carrier for overnight delivery to the address as specified by Buyer, certificates, registered in the name of Buyer or its designees or nominees, representing the shares of Common Stock to which Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

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(iii) Authorized Agent of the Company. The Company hereby irrevocably appoints the Buyer and its counsel and its representatives, each as the Company's duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Company under Debenture and the Fee Debentures remain outstanding, and so long as the Buyer owns or has the right to receive, any shares of the Company's Common Stock hereunder or under any Transaction Documents. In this regard, the Company hereby confirms to the Transfer Agent and the Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company's irrevocable authority for Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein, without any further instructions, orders or confirmations from the Company.

(iv) Injunction and Specific Performance. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 7.2(k), the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Section 7.2(k) by the Company, the Buyer shall be entitled to obtain, in addition to all other rights or remedies Buyer may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 7.2(k)

7.3 Reporting Requirements. The Company agrees as follows:

(a) Financial Statements. The Company shall at all times maintain a system of accounting capable of producing its individual and consolidated (if applicable) financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to the Buyer or its authorized representatives such information regarding the business affairs, operations and financial condition of the Company as Buyer may from time to time request or require, including:

(i) As soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Buyer, containing an unqualified opinion of such accountant;

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(ii) as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President, CEO or CFO of the Company;

(iii) as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of the Company regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President, CEO or CFO of the Company.

No change with respect to the Company's accounting principles shall be made by the Company without giving prior notification to Buyer. The Company represents and warrants to Buyer that the financial statements delivered to Buyer at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Company in all material respects. Buyer shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of the Company and make extracts therefrom.

(b) Additional Reporting Requirements. The Company shall provide the following reports and statements to Buyer as follows:

(i) Income Projections; Variance. On the Effective Date, the Company shall provide to Buyer an income statement projection showing, in reasonable detail, the Company's income statement projections for the twelve (12) calendar months following October 2015 (the "Income Projections"). In addition, within ten (10) days after the end of every calendar month after the Effective Date, the Company shall provide to Buyer a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(ii) Use of Proceeds; Variance. Within ten (10) days after the end of every calendar month after the Effective Date, the Company shall provide to Buyer a report comparing the use of the proceeds from the sale of Debenture set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds. Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of Proceeds Confirmation will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(iii) Bank Statements. The Company shall submit to Buyer true and correct copies of all bank statements received by the Company within five (5) days after the Company's receipt thereof from its bank.

(iv) Interim Reports. Promptly upon receipt thereof, the Company shall provide to Buyer copies of interim and supplemental reports, if any, submitted to the Company by independent accountants in connection with any interim audit or review of the books of the Company.

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(v) Aged Accounts/Payables Schedules. The Company sh) all within ten (10) days of the end of each and every calendar month, deliver to Buyer an aged schedule of the accounts receivable of the Company, listing the name and amount due from each Person and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the President, CEO or CFO of the Company. The Company shall, within ten (10) days of the end of each and every calendar month, deliver to Buyer an aged schedule of the accounts payable of the Company, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the President, CEO or CFO of the Company.

(c) Covenant Compliance. The Company shall, within thirty (30) days after the end of each calendar month, deliver to Buyer a Compliance Certificate, confirming compliance by the Company with the covenants therein, and certified as accurate by an officer of the Company.

7.4 Fees and Expenses.

(a) Due Diligence Fees. The Company agrees to pay to the Buyer a due diligence fee equal to Zero and No/100 United States Dollars ($0.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(b) Document Review and Legal Fees. The Company agrees to pay to the Buyer or its counsel a document review and legal fee equal to Fifteen Thousand and No/100 United States Dollars ($15,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Documents.

(c) Other Fees. The Company also agrees to pay to the Buyer (or any designee of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, subordination, waiver or other modification or termination of this Agreement or any other Transaction Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (iii) the exercise or enforcement of any of the rights of the Buyer under this Agreement or the Transaction Documents; or (iv) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Buyer in consulting with counsel concerning any of its rights under this Agreement or any other Transaction Document or under applicable law. To the extent any such costs, fees, charges, taxes or expenses are incurred prior to the funding of proceeds from the Closing, same shall be paid directly from the proceeds of the Closing. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All of such costs and expenses shall be additional Obligations of the Company to Buyer secured under the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

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7.5 Advisory Fee. The Company shall pay to the Buyer, in consideration of investment banking and advisory services rendered by the Buyer to the Company prior to the date hereof, which such services the Company hereby acknowledges and agrees that the Buyer has fully rendered to its satisfaction, an advisory fee in the amount of One Hundred Thousand and No/100 United States Dollars (US$100,000) (the "Advisory Fee"). The Advisory Fee shall be paid in the form of three (3) Fee Debentures, each in the amount of Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 United States Dollars (US33,333.34). The Fee Debentures shall be issued on the Effective Date and shall bear maturity dates of six (6), and nine (9) and twelve (12) months respectively. The principal amount of the Fee Debentures outstanding from time to time shall bear zero (0) interest, provided that no default or Event of Default has occurred or is continuing. Any amount of principal on the Fee Debentures which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Buyer's option bear interest payable on demand at the Default Rate.

7.6 Share Reserve. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, five (5) times such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares under this Agreement or any other Transaction Documents (collectively, the "Share Reserve"). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Debenture and the Fee Debentures that may be issuable hereunder. If upon receipt of a conversion notice from the Buyer, the Share Reserve is insufficient to effect the full conversion of the Debenture and the Fee Debentures that may be issuable hereunder, the Company shall take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall cause its authorized and unissued shares to be increased within forty-five (45) days to an amount of shares equal to three (3) times the Conversion Shares.

7.7 Subsidiaries. Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Company following the date hereof, within ten (10) Business Days of such event, shall become an additional party hereto and guarantor of the Company's Obligation hereunder, and the Company shall take any and all actions necessary or advisable to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Buyer shall require. "Subsidiary" shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock/units having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

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ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY' S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

8.1 Buyer shall have executed the Transaction Documents and delivered them to the Company.

8.2 The representations and warranties of the Buyer shall be true and correct in all material respects as of Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

8.3 The Company shall have received such certificates, confirmations, resolutions, acknowledgements or other documentation necessary or advisable from all applicable Governmental Authorities, including, but not limited to, those located in the State of Nevada, as the Company may require in order to evidence such Governmental Authorities' approval of this Agreement, the Transaction Documents and the purchase of the Debenture, issuance of the Fee Debentures and the issuance of the Conversion Shares contemplated hereby.

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ARTICLE IX

CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Debenture at the Closing is subject to the satisfaction, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1 Closing. The obligation of the Buyer hereunder to purchase the Debenture at Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a) The Company and/or the President or Chief Executive Officer (as applicable) shall have executed and delivered the Transaction Documents and delivered the same to the Buyer.

(b) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer and its counsel.

(d) The Buyer shall have received evidence in a form satisfactory to the Buyer that the Company has authorized the Buyer to publish such press releases with respect to this Agreement and the instant transaction, including, but not limited to, a copy of an email delivered to Marketwire.com by the Company whereby the Company authorizes the Buyer to use its name and, if applicable, stock symbol, in connection with current or future press releases.

(e) The Company shall have executed and delivered to Buyer a closing certificate, certified as true, complete and correct by an officer of the Company, in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is formed; (ii) the Company's Organizational Documents; and (iii) copies of the resolutions of the board of directors of the Company as adopted by the Company's board of directors, in a form acceptable to Buyer, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby, in a form acceptable to the Buyer.

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(f) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(g) The Buyer shall have received copies of UCC search reports, issued by the Secretary of State of the state of incorporation or residency, as applicable, of the Company, dated such a date as is reasonably acceptable to Buyer, listing all effective financing statements which name the Company, under their present name and any previous names, as debtors, together with copies of such financing statements.

(h) The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE X

INDEMNIFICATION

10.1 Company's Obligation to Indemnify. In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company hereby agrees to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the "Buyer Indemnified Parties") and Company does hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and Company hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non- usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debenture, or the status of the Buyer or holder of any of the Securities, as a buyer and holder of such Securities in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

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ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Artec Global Media, Inc. 249 South Highway 101, #324 Solana Beach, CA 92075 Attn: Caleb W. Wickman E-Mail: wolf@artecglobalmedia.com

With a copy to: (which shall not constitute notice)	Westerman Ball Ederer Miller Zucker & Sharfstein LLP 1201 RXR Plaza Uniondale, NY 11556 Attn: Alan C. Ederer, Esq. Email: aederer@westermanllp.com

If to the Buyer:	TCA Global Credit Master Fund, LP 3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 Attn: Mr. Robert Press E-Mail: bpress@tcaglobalfund.com

With a copy to: (which shall not constitute notice)	Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Attn: Seth A. Brookman, Esq. E-Mail: sbrookman@lucbro.com unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

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11.2 Obligations Absolute. None of the following shall affect the Obligations of the Company to Buyer under this Agreement, Buyer's rights with respect to the Collateral or any other Transaction Documents:

(a) acceptance or retention by Buyer of other property or any interest in property as security for the Obligations;

(b) release by Buyer of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Company);

(c) release, extension, renewal, modification or substitution by Buyer of the Debenture, the Fee Debentures, or any other Transaction Documents; or

(d) failure of Buyer to resort to any other security or to pursue the Company or any other obligor liable for any of the Obligations of the Company hereunder before resorting to remedies against the Collateral.

11.3 Entire Agreement. This Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against the Company and Buyer in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Company and Buyer. No promises, either expressed or implied, exist between the Company and Buyer, unless contained herein or in the Transaction Documents. This Agreement and the Transaction Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

11.4 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Transaction Documents, or consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer, and then such waiver or consent shall be effective only for the specific purpose for which given. Notwithstanding anything to the contrary herein, no amendment or modification of this Agreement or of the Transaction Documents shall be effective unless set forth in a written document executed by Buyer and the Company.

11.5 WAIVER OF JURY TRIAL. BUYER, THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BUYER AND THE COMPANY AND/OR THE GUARNATORS ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER PURCHASING THE DEBENTURE AND AGEEING TO ACCEPT THE FEE DEBENTURES AS EVIDENCE OF THE ADVISORY FEE.

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11.6 MANDATORY FORUM SELECTION. TO INDUCE BUYER TO PURCHASE THE DEBENTURE AND ACCEPT THE FEE DEBENTURES AS EVIDENCE OF THE ADVISORY FEE, THE COMPANY IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROW ARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A "MANDATORY" FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH CREDIT PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

11.7 Assignability. Buyer may at any time assign Buyer's rights in this Agreement, the Debenture, the Fee Debentures, any Transaction Document, or any part thereof and transfer Buyer's rights in any or all of the Collateral, and Buyer thereafter shall be relieved from all liability with respect to such Collateral. In addition, Buyer may at any time sell one or more participations in the Debenture or the Fee Debentures. The Company may not sell or assign this Agreement, any Transaction Document or any other agreement with Buyer, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Buyer, which consent may be withheld or conditioned in Buyer's sole and absolute discretion. This Agreement shall be binding upon Buyer and the Company and their respective legal representatives, successors and permitted assigns. All references herein to a Company shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term "Company" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

11.8 Publicity. Buyer shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the Company; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, the Company shall use its best efforts to consult Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof. Buyer shall have the right to make any press release with respect to the transactions contemplated hereby without Company's approval. In addition, with respect to any press release to be made by Buyer, the Company hereby authorizes and grants blanket permission to Buyer to include the Company's stock symbol, if any, in any press releases. The Company shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Buyer in connection with any such press releases.

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11.9 Binding Effect. This Agreement shall become effective upon execution by the Company and Buyer.

11.10 Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 11.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement and all other Transaction Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

11.11 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11 Survival of Company's Representations. All covenants, agreements, representations and warranties made by the Company and the herein shall, notwithstanding any investigation by Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the sale and purchase of the Debenture or the Fee Debentures, and shall be deemed to be continuing representations and warranties until such time as the Company have fulfilled all of its Obligations to Buyer hereunder and under all other Transaction Documents, and Buyer has been indefeasibly paid in full.

11.12 Time of Essence. Time is of the essence in making payments of all amounts due Buyer under this Agreement and the other Transaction Documents and in the performance and observance by the Company of each covenant, agreement, provision and term of this Agreement and the other Transaction Documents. The parties agree that in the event that any date on which performance is to occur falls on a day other than a Business Day, then the time for such performance shall be extended until the next Business Day thereafter occurring.

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11.13 Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company hereby agree to fully, finally and forever release and forever discharge and covenant not to sue Buyer, and/or any other Buyer Indemnified Parties from any and all Claims, debts, fees, attorneys' fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, causes of action, suits, Proceedings, liabilities, expenses, Obligations or Contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Effective Date, including, without limiting the generality of the foregoing, any and all Claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including each of the Transaction Documents, entered into by the Company with Buyer and any and all Claims that the Company does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Transaction Documents.

11.15 Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

11.16 Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority, foreign or national; (ii) not use or permit the use of the proceeds of the Debenture to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act laws and regulations, as amended. As required by federal law and Buyer's policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

 11.17 Termination. Upon payment in full of all outstanding Debenture and Fee Debentures purchased hereunder, together with all other charges, fees and costs due and payable under this Agreement or under any of the Transaction Documents, the Company shall have the right to terminate this Agreement upon written notice to the Buyer.

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11.18 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.19 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf' signature page was an original thereof.

11.20 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.21 Further Assurances. The Company will execute and deliver such further instruments and do such further acts and things as may be reasonably required by Buyer to carry out the intent and purposes of this Agreement.

11.22 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

ARTEC GLOBAL MEDIA, INC.

By:
Name:	Caleb W. Wickman
Title:	President

STATE OF ____________________ )

                      ____________________) SS.

COUNTY OF ___________________)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Caleb W. Wickman, President of Artec Global Media, Inc., a Nevada corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _______ day of _________, 20___.

Notary Public

My Commission Expires:

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BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Master Fund GP, Ltd.
Its:	General Partner

By:
Name:	Robert Press
Title:	Managing Director

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EXHIBIT A

FORM OF DEBENTURE

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EXHIBIT B

FORM OF SECURITY AGREEMENT

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EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

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EXHIBIT D

FORM OF FEE DEBENTURE

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EXHIBIT E

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTION LETTER

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EXHIBIT F

FORM OF USE OF PROCEEDS CONFIRMATION

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EXHIBIT G

FORM OF VALIDITY GUARANTY

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SCHEDULE 6.1

SUBSIDIARIES

None

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SCHEDULE 6.4

Capitalization

(i)

Secured Convertible Promissory Note (in the original principal amount of $225,000.00), dated January 7, 2015, issued by Artec Global Media, Inc. ("Artec") to Typenex Co-Investment, LLC ("Typenex"), provides Typenex with certain rights, as set forth therein, to convert the outstanding balance of this Secured Convertible Promissory Note into Common Stock of Artec

Warrant #1 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015, provides Typenex with certain rights to purchase Common Stock of Artec

Warrant #2 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015, provides Typenex with certain rights to purchase Common Stock of Artec

Warrant #3 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015, provides Typenex with certain rights to purchase Common Stock of Artec

Warrant #4 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015, provides Typenex with certain rights to purchase Common Stock of Artec

Warrant #5 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015, provides Typenex with certain rights to purchase Common Stock of Artec

Warrant #6 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015, provides Typenex with certain rights to purchase Common Stock of Artec

Convertible Note (in the original principal amount of $250,000.00), dated December 4, 2014, issued by Artec to Vista Capital Investments, LLC ("Vista"), provides Vista with certain rights, as set forth therein, to convert the outstanding balance of this Convertible Note into Common Stock of Artec

Convertible Redeemable Note (in the original principal amount of $52,500.00), dated October 30, 2014, issued by Artec to Adar Bays, LLC ("Adar"), provides Adar with certain rights, as set forth therein, to convert the outstanding balance of this Convertible Redeemable Note into Common Stock of Artec

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Convertible Redeemable Note (in the original principal amount of $55,125.00), dated October 30, 2014, issued by Artec to LG Capital Funding, LLC ("LG"), provides LG with certain rights, as set forth therein, to convert the outstanding balance of this Convertible Redeemable Note into Common Stock of Artec

Convertible Redeemable Note (in the original principal amount of $55,125.00), dated January 30, 2015, issued by Artec to LG, provides LG with certain rights, as set forth therein, to convert the outstanding balance of this Convertible Redeemable Note into Common Stock of Artec

Convertible Note (in the original principal amount of $250,000.00), dated November 12, 2014, issued by Artec to JMJ Financial ("JMJ"), provides JMJ with certain rights, as set forth therein, to convert the outstanding balance of this Convertible Note into Common Stock of Artec

Convertible Promissory Note (in the original principal amount of $69,000.00), dated June 8, 2015, issued by Artec to Vis Vires Group, Inc. ("Vis Vires"), provides Vis Vires with certain rights, as set forth therein, to convert the outstanding balance of this Convertible Promissory Note into Common Stock of Artec

(ii)

Secured Convertible Promissory Note (in the original principal amount of $225,000.00), dated January 7, 2015, issued by Artec to Typenex

Convertible Note (in the original principal amount of $250,000.00), dated December 4, 2014, issued by Artec to Vista

Convertible Redeemable Note (in the original principal amount of $52,500.00), dated October 30, 2014, issued by Artec to Adar

Convertible Redeemable Note (in the original principal amount of $55,125.00), dated October 30, 2014, issued by Artec to LG

Convertible Redeemable Note (in the original principal amount of $55,125.00), dated January 30, 2015, issued by Artec to LG

Convertible Note (in the original principal amount of $250,000.00), dated November 12, 2014, issued by Artec to JMJ

Convertible Promissory Note (in the original principal amount of $69,000.00), dated June 8, 2015, issued by Artec to Vis Vires

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(iv)

Each of the following notes contains a piggyback registration rights provision that applies with respect to the shares issuable upon conversion of such note:

Convertible Note (in the original principal amount of $250,000.00), dated December 4, 2014, issued by Artec to Vista (see Section 5 of the Convertible Note)

Convertible Note (in the original principal amount of $250,000.00), dated November 12, 2014, issued by Artec to JMJ (see Section 5 of the Convertible Note)

Each of the following agreements contain a provision requiring Artec to promptly secure the listing of the shares issuable upon conversion of the related note(s) upon each national securities exchange or automated quotation system, if any, upon which shares of common stock of Artec are then listed:

Securities Purchase Agreement, dated as of October 30, 2014, between Artec and Adar (see Section 4.b of the Securities Purchase Agreement)

Securities Purchase Agreement, dated as of October 30, 2014, between Artec and LG (see Section 4.b. of the Securities Purchase Agreement)

Securities Purchase Agreement, dated as of June 8, 2015, between Artec and Vis Vires (see Section 4.h)

(vi)

The following instruments contain anti-dilution or similar provisions that may be triggered by the consummation of transactions contemplated by this Agreement or related agreements:

Secured Convertible Promissory Note (in the original principal amount of $225,000.00), dated January 7, 2015, issued by Artec to Typenex

Warrant #1 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015

Warrant #2 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015

Warrant #3 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015

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Warrant #4 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015

Warrant #5 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015

Warrant #6 to Purchase Shares of Common Stock, issued by Artec to Typenex on January 7, 2015

Convertible Note (in the original principal amount of $250,000.00), dated December 4, 2014, issued by Artec to Vista

Convertible Promissory Note (in the original principal amount of $69,000.00), dated June 8, 2015, issued by Artec to Vis Vires

(vii)

The following instruments contain redemption provisions:

Convertible Redeemable Note (in the original principal amount of $52,500.00), dated October 30, 2014, issued by Artec to Adar

Convertible Redeemable Note (in the original principal amount of $55,125.00), dated October 30, 2014, issued by Artec to LG

Convertible Redeemable Note (in the original principal amount of $55,125.00), dated January 30, 2015, issued by Artec to LG

In addition, each note referenced in this schedule contains provisions that provide for acceleration upon an event of default.

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SCHEDULE 6.13

REAL PROPERTY

None

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SCHEDULE 6.22

BANK ACCOUNTS; BUSINESS LOCATIONS

Name of Bank: Bank of America

Name of Account: Artec Global Media, Inc.

Routing Number: 026009593

Account Number: 3250 3552 3596

Authorized Signatories: A. Stone Douglass and Caleb W. Wickman

Business Location(s):

249 South Highway 101, #324

Solana Beach, CA 92075

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